SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                August 20, 1998



                              CELESTIAL SEASONINGS, INC.
               (Exact name of registrant as specified in charter)



          Delaware                     0-22018                84-1097571
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                   Identification No.)



4600 Sleepytime Drive, Boulder, Colorado                        80301-3292
(Address of principal executive offices)                        (Zip Code)



    Registrant's telephone number, including area code (303) 530-5300



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On August 20, 1998, the Registrant issued a press release announcing that the Registrant's Board of Directors had declared a 100% common stock dividend payable on September 25, 1998 to stockholders of record as of September 11, 1998. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Item       Exhibit

99.1        Press Release issued by the Registrant on August 20, 1998.


                                    * * * * *

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CELESTIAL SEASONINGS, INC.
                                            (Registrant)



August 20, 1998
                                      /s/Darrell F. Askey
                                      Darrell F. Askey,
                                      Vice President and Chief Financial Officer

  Exhibit 99.1

                              FOR IMMEDIATE RELEASE


                            CONTACT: Darrell F. Askey
                            Vice President - Finance
                                  303-581-1224

                         CELESTIAL SEASONINGS DECLARES A
                           100% COMMON STOCK DIVIDEND


  BOULDER, COLORADO -- (August 20, 1998) -- Celestial Seasonings (Nasdaq: CTEA) announced today that its board of directors has declared a two-for-one stock split in the form of a 100% common stock dividend. The dividend is payable on September 25, 1998 to stockholders of record as of September 11, 1998. The company has approximately 4,151,000 shares outstanding and will have approximately 8,302,000 shares outstanding after the stock dividend.


  Celestial Seasonings, Inc. is the largest manufacturer and marketer of specialty hot teas in the United States. The company makes Sleepytime(R) - America's favorite herb tea - and over 50 other unique blends, including Lemon Zinger(R), Red Zinger(R), Strawberry Kiwi and Tension Tamer(R), that are delicious hot or iced.